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                                                                     EXHIBIT 4.1
                                IFX CORPORATION
                          DIRECTORS STOCK OPTION PLAN


     1.   Purpose. The purpose of this Plan is to assist IFX Corporation (the
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"Company") in securing individuals who are not already employees or officers of
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the Company to serve on its Board of Directors, and to provide financial incentives to such directors to exert their best efforts on behalf of the Company.

     2.   Definitions.
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          (a)    "Cause" means, as determined in the sole discretion of the
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Board, a Participant's (i) commission of a felony; (ii) material or repeated dishonesty or misrepresentation involving the Company or any Subsidiary; (iii) serious misconduct in the performance or non-performance of a Participant's responsibilities as a director of the Company; or (iv) unauthorized use of trade secrets or confidential information of the Company.

          (b)    "Code" means the Internal Revenue Code of 1986, as it exists
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now and as it may be amended from time to time.

          (c)    "Committee" means the Compensation Committee of the Board of
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Directors or such other committee of the Board comprised of two or more persons who shall be appointed by the Board of Directors from time to time to serve at the pleasure of the Board of Directors with full power and authority, subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board of Directors, to interpret the provisions and supervise the administration of this Plan. To the extent required by the federal securities or tax laws, each member of the Committee shall be a "Non-Employee Director" as determined under Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended.

          (d)    "Common Stock" means the common stock of the Company, $0.02 par
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value.

          (e)    "Exchange Act" means the Securities Exchange Act of 1934, as it
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exists now or from time to time may hereafter be amended.

          (f)    "Fair Market Value" means, for any specified day:
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          (i)  If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

          (ii) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are
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     reported by the National Association of Securities Dealers, Inc. Automated
     Quotations, Inc. National Market System ("Nasdaq System"), then the last
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     sale price for Common Stock reported as of the close of business on the day
     Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported and, if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

          (iii) If trading of the Common Stock is not reported by the Nasdaq System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

          (g)    "Grant Date" means the date upon which an Option is awarded to
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a Director under this Plan.

          (h)    "Option" means the right of a Participant to purchase a
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specified number of shares of Common Stock, subject to the terms and conditions of this Plan.

          (i)    "Securities Act" means the Securities Act of 1933, as it exists
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now or from time to time may hereinafter be amended.

          (j)    "Subsidiary" means any corporation or other entity of which the
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majority voting power or equity interest is owned, directly or indirectly, by the Company.

     3.   Eligibility. The persons eligible to receive Options under this Plan
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(each such person, a "Participant") consist of each member of the Board of
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Directors of the Company who (i) is not otherwise an employee of the Company or any Subsidiary, (ii) has not been an employee of the Company or any Subsidiary for any part of the preceding fiscal year, (iii) has served on the Board continuously since the commencement of his or her term, and (iv) is not a beneficial owner of 5% or more of the outstanding Common Stock (as determined in accordance with Rule 13d-3 of the Exchange Act).

     4.   Stock Subject to this Plan. Except as may be adjusted pursuant to
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Section 10, the aggregate number of shares of Common Stock that may be issued pursuant to Options granted under this Plan may not exceed 60,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new Options may thereafter be awarded with respect to such shares.
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     5.   Administration. Subject to the express provisions of this Plan, the
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Committee shall have authority to adopt administrative regulations and procedures that are consistent with the terms of this Plan; to adopt and amend option agreements as they deem advisable; to determine, upon Board approval, the terms and provisions of such option agreements (except with respect to the number of shares covered by an Option, the Grant Date, the Option period and the Option Price) and, subject to the provisions hereof, to construe and interpret such option agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company to ensure compliance with the Federal and state securities and tax laws; and to make all other determinations necessary or advisable for administering this Plan. The Committee may designate any officers or employees of the Company to assist the Committee in the administration of this Plan and to execute documents on its behalf, and the Committee may delegate to them such other ministerial and limited discretionary duties as it sees fit. All determinations and selections made by the Committee shall be by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     6.   Terms of Grant of Options.
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          (a)    Automatic Grant. Each Participant automatically shall be
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granted an Option to purchase (i) 450 shares of Common Stock upon such
Participant's initial election to the Board of Directors of the Company; provided such Participant is elected after the effective date of this Plan; and
(ii) for each year thereafter and on the date of each annual meeting of the Stockholders of the Company (including the annual meeting of stockholders at which this Plan is approved), 450 shares of Common Stock for service as a Director and 75 shares of Common Stock for each Committee of the Board of Directors upon which such Participant serves; provided, however, that a Participant who is not re-elected as a director of the Company at an annual meeting of stockholders shall not receive a grant of Options on that date. Each Option shall be evidenced by an agreement between the Company and the Participant, in a form approved by the Committee.

          (b)    Option Price. Each option granted pursuant to Section 6(a)
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shall have an exercise price per share equal to 100% of the Fair Market Value of the Common Stock on the Grant Date (the "Option Price").
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          (c)    Limitation of Shares. In the event that the number of shares of
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Common Stock available for future grant under this Plan is insufficient to make all automatic grants required to be made on such date, then all Directors entitled to a grant on such date shall share ratably in the number of Options on shares available for grant under this Plan.

     7.   Vesting. Each Option granted pursuant to Section 6(a) shall be 100%
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vested as of the Grant Date.

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     8.   Exercise Period. An Option may not be exercised until the date that is
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six (6) months after the Grant Date. Each Option will expire as of the earliest of:

               (a) the date the Participant's membership on the Board is terminated for Cause ;

               (b)  the date one year after the Participant's death; or

               (c)  ten years from the Grant Date.

     9.   Manner of Exercise of Options. To exercise an Option in whole or in
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part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (a) in cash; (b) by the surrender to the Company of shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price; or (c) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise.

     10.  Adjustments to Reflect Changes in Capital Structure. If there is any
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change in the corporate structure or shares of the Company, the Board of
Directors, in its discretion, may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by this Plan and, with respect to outstanding Options, in the number and kind of shares covered thereby and in the applicable Option Price; provided, however, that no adjustment shall be made for the issuance of preferred stock or other convertible securities of IFX or the conversion of the same. For the purpose of this Section 10, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

     11.  Non-Transferability of Options. The Options granted under this Plan
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are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution, or to the extent permissible under Section 422 of the Code, pursuant to a qualified domestic relations order as defined in
Section 414(p) of the Code; provided, however, that the Compensation Committee, in its discretion, may permit Options to be transferrable by a Participant to members of such Participant's immediate family or to family trusts, partnerships and other entities comprised solely of the Participant or members of the Participant's immediate family.

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     12.  Rights as Stockholder. A Participant has no rights whatsoever as a
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stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon, if any, have been satisfied.

     13.  Withholding Tax. The Company shall have the right to withhold or to
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require a Participant to remit to the Company, in cash or shares of Common
Stock, with respect to any payments made to Participants under this Plan, any taxes required by law to be withheld because of such payments.

     14.  Amendment of this Plan. The Committee may from time to time amend or
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revise the terms of this Plan in whole or in part; provided, however, that (a)
unless necessary to comply with any pooling of interest requirements, no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent, (b) the provisions of Section 6(a) may not be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and (c) the Committee may not, without approval of the Company's stockholders (i) change the aggregate number of shares that may be issued upon exercise of Options granted under this Plan (except in accordance with the provisions of Section 10), (ii) change the class of eligible individuals who may receive Options under this Plan, (iii) adopt any amendment affecting the Option Price at which Options may be granted, or (iv) materially increase benefits accruing to participants under this Plan.

     15.  Conditions Upon Issuance of Shares. The exercise of any Option and
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the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16.  Effective Date. This Plan shall not become effective and no Option
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shall be granted pursuant hereto until the date this Plan is approved by the stockholders of the Company, which approval shall be obtained in accordance with Rule 16b-3(b) of the Exchange Act.

     17.  Termination of this Plan. The Committee may terminate this Plan at
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any time with respect to any shares that are not then subject to Options.
Termination of this Plan will not

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affect the rights and obligations of any Participant with respect to Options awarded before termination.

     18.  Rules of Construction.
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          (a)    Governing Law. The construction and operation of this Plan are
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governed by the laws of the State of Delaware.

          (b)    Undefined Terms. Unless the context requires another meaning,
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any term not specifically defined in this Plan has the meaning given to it by the Code.

          (c)    Gender. Unless clearly appropriate, all nouns of whatever
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gender refer indifferently to persons of any gender.

          (d)    Singular and Plural. Unless clearly inappropriate, singular
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terms refer also to the plural and vice versa.
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          (e)    Severability. If any provision of this Plan is determined to be
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illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of this Plan in such circumstances is not consistent with its purposes.

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